Exhibit 5.1

                       MORSE, ZELNICK, ROSE & LANDER, LLP
                                405 PARK AVENUE
                            NEW YORK, NEW YORK 10022




                                                                  (212) 838-1177

                               January 6, 2006

American Mold Guard, Inc.
30200 Rancho Viejo Road, Suite G
San Juan Capistrano, California 92675

Dear Sirs:

     We have acted as counsel to American Mold Guard, Inc., a California corporation (the "Company"), in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company, including securities which may be issued on the exercise of the over-allotment option, of
(a) 1,265,000 units (the "Units"), each consisting of two shares of the Company's common stock, no par value (the "Common Stock"), two Class A warrants (each a "Unit Class A Warrant"), each to purchase one share of Common Stock, and one Class B warrant (a "Unit Class B Warrant") to purchase one share of Common Stock; (b) 2,530,000 shares of Common Stock included in the Units; (c) 2,530,000 Unit Class A Warrants; (d) 1,265,000 Unit Class B Warrants; (e) 2,530,000 shares of Common Stock underlying the Unit Class A Warrants; (f) 1,265,000 shares of Common Stock underlying the Unit Class B Warrants; (g) the warrants to be issued to the representative of the several underwriters to purchase up to 110,000 units identical to the Units (the "Representative's Warrants"); (h)110,000 units underlying the Representative's Warrants; (i) 220,000 shares of Common Stock underlying the units underlying the Representative's Warrant; (j) 220,000 Class A warrants underlying the units underlying the Representative's Warrant; (k) 110,000 Class B warrants underlying the units underlying the Representative's Warrant; (l) 220,000 shares of Common Stock underlying the Class A warrants underlying the units underlying the Representative's Warrant; (m) 110,000 shares of Common Stock underlying the Class B warrants underlying the units underlying the Representative's Warrant; (n) 228,557 Class A warrants (each a "Selling Stockholder Class A Warrant"), each to purchase one share of Common Stock, to be sold by the Seller Shareholder as described in the Registration Statement; (o) 114,279 Class B warrants (each a "Selling Stockholder Class B Warrant"), each to purchase one share of Common Stock, to be sold by the Seller Shareholder as described in the Registration Statement; (p) 228,557 shares of Common Stock underlying the Selling Stockholder Class A Warrants; (q) 114,279 shares of Common Stock underlying the Selling Stockholder Class B Warrants; and (r) any additional securities issued pursuant to Rule 462(b) of the Act. The securities described in clauses (a) through (r) above are hereinafter referred to as the "Securities."

     In this regard, we have reviewed the Company's Articles of Incorporation, as amended, resolutions adopted by the Company's Board of Directors, the Registration Statement, the exhibits to the Registration Statement and such other records, documents, statutes and decisions, as we have deemed relevant in rendering this opinion. Based upon the foregoing, we are of the opinion that the Securities (i) have been duly and validly authorized for issuance; (ii) when issued as contemplated by the Registration Statement and, in the case of those Securities underlying warrants, when issued in accordance with the terms of the applicable warrants, will be legally issued, fully paid and non-assessable. All of the warrants included in the Securities, including without limitation the warrants referred to in clauses (c), (d), (g), (j), (k), (n) and (o) above will, when issued as contemplated in the warrant agreement attached as an exhibit to the Registration Statement, be validly issued and constitute a legally valid and binding obligation of the Company. This opinion is limited to (i) the federal laws of the United States of America, including statutory provisions and reported judicial decisions interpreting those laws and (ii) the laws of the State of California, including statutory provisions, applicable provisions of the California Constitution and reported judicial decisions interpreting those laws.

     Our affiliates will own 110,000 shares of Common Stock once the offering is completed.

     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related prospectus under the heading "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                       Very truly yours,

                                       /S/ MORSE, ZELNICK, ROSE & LANDER, LLP
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                                       MORSE, ZELNICK, ROSE & LANDER, LLP